March 17, 2016 Exhibit 10.101

To the Lenders parties to the
Credit Agreement referred
to below
Re:    Request for Extension of Termination Date
Ladies and Gentlemen:
Pursuant to that certain Third Amended and Restated Five-Year Credit Agreement, dated as of April 16, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", terms defined therein and not otherwise defined herein being used herein as defined therein), among DTE Energy Company (the "Company"), the Lenders (as defined in the Credit Agreement) parties thereto and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"), the Company hereby requests that, effective as of April 16, 2016, the Termination Date be extended for a period of one year from the Termination Date now in effect, as provided in Section 2.19 of the Credit Agreement.
You must give notice to the Administrative Agent whether or not you agree to the requested extension. Under Section 2.19(b) of the Credit Agreement, such notice generally must be received no later than 10 Business Days after the Administrative Agent receives this request; however, the Company hereby waives this deadline and sets the Lender Notice Date as April 6, 2016.
The Company hereby certifies that the following statements are true on the date hereof, and will be true on the extension of the Termination Date:
(1)    no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; and
(2)    the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date).
This notice and request is subject in all respects to the terms of the Credit Agreement, is irrevocable and shall be effective only if received by the Administrative Agent no later than March 17, 2016.
DTE ENERGY COMPANY

By : /s/David R. Murphy
Title : Assistant Treasurer

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